UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2020 (September 28, 2020)

 Vista Outdoor Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36597		47-1016855
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

1 Vista Way	Anoka	MN	55303
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code:  (763) 433-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01	VSTO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

    Emerging growth company ☐

    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 8.01.    Other Events

On September 28, 2020, Vista Outdoor Inc. (the "Company") issued a press release announcing that it has been named a successful bidder in the auction process pursuant to Section 363 of the United States Bankruptcy Code conducted in connection with Remington Outdoor Company, Inc.’s (“ROC’s”) Chapter 11 bankruptcy cases pending in the United States Bankruptcy Court for the Northern District of Alabama. As a result, the Company expects to acquire certain assets related to ROC’s ammunition and accessories businesses, including ROC’s ammunition manufacturing facility in Lonoke, Arkansas and related intellectual property. The Company has agreed to pay a gross purchase price of $81.4 million for the assets to be acquired, subject to certain customary closing adjustments. The transaction is subject to the approval of the United States Bankruptcy Court for the Northern District of Alabama at a hearing currently scheduled for September 29, 2020, and other customary closing conditions. The Company will finance the purchase price to be paid at closing using cash on hand and borrowings under its existing asset-based revolving credit facility. The press release announcing the agreement is filed as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d)                                 Exhibits.

Exhibit No.	Description
99.1	Press Release, dated September 28, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTA OUTDOOR INC.

		By:	/s/ Dylan S. Ramsey
		Name:	Dylan S. Ramsey
		Title:	VP, General Counsel & Corporate Secretary

Date:	September 28, 2020

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